Morgan Stanley 21st Century Trend Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001


Security   Date     Price    Shares  %of     Total        Purcha  Broker
           of       Of       Purcha  Assets  Issued       sed
           Purcha   Shares   sed                          By
           se                                             Fund
Anthem     10/29/   $36.00   13,600  0.409%  $1,728,000,  0.028%  Goldman
Inc.       01                                000                  Sachs
Prudential 12/18/   $27.50   22,600  0.568%  $3,025,000,  0.021%  Goldman
Financial  01                                000                  Sachs
Inc.
XL Capital 11/01/   $89.00   5,600   0.193%  $712,000,00  0.070%  Goldman
Inc.       01                                0                    Sachs